PURCHASE AGREEMENT
                               ------------------
     This Purchase Agreement (this "Agreement") is entered into as of February 24, 2003 between Residual Based Finance Corporation, an Illinois corporation, Three First National Plaza, Suite 777, Chicago, Illinois 60602 ("Seller"), and PLM Transportation Equipment Corporation, a California corporation with its principal place of business at One North LaSalle Street, Suite 2700, Chicago, Illinois 60602 ("Purchaser").
                                   BACKGROUND
                                   ----------
     A. Seller is a party to a certain Equipment Lease Agreement dated as of March 31, 1975, as amended by the Amendment as hereinafter defined (as so amended, referred to herein as the "Lease") originally between Steiner Sea, Air & Rail Co., a Utah corporation, as lessor (the "Original Lessor"), and Celanese Corporation, a Delaware corporation, as lessee (the "Original Lessee"), providing for the lease of the railroad cars described on Exhibit A hereto (each
                                                          ---------
a "Unit of Equipment" and collectively, the "Equipment") and certain additional railcars which have been subject to an "Event of Loss" (as defined in the Lease). The Lease has been amended pursuant to that certain Amendment (the
"Amendment") dated as of June 30, 1995 originally between Cypress Equipment Fund, Ltd., a Florida limited partnership ("Cypress") and Hoechst Celanese, a Delaware corporation ("Hoechst"), and successor by merger to the Original Lessee.
B. Seller purchased the Equipment from Cypress and received an assignment of the rights of Cypress as lessor under the Lease pursuant to that certain Purchase Agreement (the "Prior Purchase Agreement") and that certain Assignment of Lease (the "Prior Assignment"), each dated as of August 31, 1995 and between Cypress and Seller.
C. Hoechst assigned its rights and obligations as lessee under the Lease to Celtran, Inc., a Delaware corporation ("Lessee"), pursuant to that certain Assignment and Assumption Agreement dated as of August 18, 1995, between Lessee and Hoechst (the "Lessee Assignment"), and consented to by Cypress pursuant to that certain consent dated August 31, 1995 (the "Consent").
D. To induce Cypress to enter into the Consent, Hoechst entered into that certain Guaranty, dated as of August 18, 1995, as to Lessee's obligations under the Lease (the "Guaranty").
E. Fleet National Bank ("Fleet"), as successor by merger to Sanwa Business Credit Corporation, and Seller are parties to that certain Chattel Mortgage, Assignment and Security Agreement (the "Chattel Mortgage"), and that certain Memorandum of Chattel Mortgage, Assignment and Security Agreement (the "Memorandum") each dated as of August 31, 1995, and in connection therewith Seller executed and delivered to Sanwa Business Credit Corporation that certain Non-Recourse Note dated August 31, 1995 in the original principal amount of $2,128,996 (the "Note").

     E. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all rights of the lessor in, to and under the Lease and the Equipment, at the price and on the terms and conditions hereinafter set forth, subject to all obligations of the Seller in connection therewith and under the Chattel Mortgage, the Memorandum and the Note (collectively, the "Financing Documents").
NOW, THEREFORE, in consideration of the premises and the following mutual agreements the parties hereto hereby agree as follows:
     1.     PURCHASE  AND  SALE  OF  EQUIPMENT  AND  LEASE.
            ----------------------------------------------
     1.01     Transfer  of  Equipment  and  Lease.  Subject  to  the  terms  and
              -----------------------------------
conditions hereof, on the Closing Date (as hereinafter defined) Seller shall sell and assign to Purchaser, and Purchaser shall purchase from Seller, all right, title and interest in and to the Equipment and all rights and remedies of the Seller under the Lease, the Guaranty and the Lessee Assignment (collectively, the "Assigned Documents"), and Purchaser shall assume all obligations of the Seller under the Financing Documents pursuant to the Financing Assignment (as hereinafter defined).
1.02     Purchase  Price.  The  purchase  price  (the  "Purchase Price") for the
         ---------------
Equipment and Seller's interest in the Assigned Documents is $1,205,961.50, including $181,200 paid in cash and $1,024,761.51 representing the unpaid principal, plus in each case interest, payable on the Note as of the Closing Date. Subject to satisfaction of the conditions precedent set forth in Section
                                                                         -------
1.03  hereof  on  the  Closing  Date,  payment of $181,200 representing the cash
----
portion of the Purchase Price shall be made by Purchaser to Seller by wire transfer to Seller of immediately available funds on February 24, 2003 (the
"Closing  Date")  as  follows:

Bank:               Fifth  Third  Bank
Location:           Cincinnati,  Ohio
Account  name:      Residual  Based  Finance  Corporation
Account  number:    7512941001
ABA  number:        042000314

     1.03  Closing Conditions.   Purchaser's obligations on the Closing Date are
           ------------------
subject to the condition precedent that Purchaser shall have received each of the following:
(i) a bill of sale conveying title to the Equipment to Purchaser in the form annexed hereto as Exhibit B ("Bill of Sale");
                     ----------
(ii) an assignment of lease conveying Seller's interest as Lessor under the Lease to Purchaser and its rights under the other Assigned Documents in the form annexed hereto as Exhibit C ("Assignment of Lease"); and
                     ----------
(iii) an opinion of Messrs. Alvord & Alvord as to the Equipment and the Lease, and liens thereon, dated the Closing Date and showing the Lease of record and no other effective filings on the Equipment or the Lease with the Interstate Commerce Commission ("ICC") (except for the Financing Documents) and otherwise satisfactory to Purchaser.
     Seller's obligations on the Closing Date are subject to the condition precedent that Seller shall have received each of the following:
(i)     the  Assignment  of  Lease  duly  executed  by  Purchaser;  and
(ii) an agreement assuming Seller's obligations under the Financing Documents pursuant to an Assignment of Financing Documents in the form annexed hereto as Exhibit D (the "Financing Assignment").
            ----------
     1.04  Events  of Loss; Rent.  If any Unit of Equipment suffers an "Event of
           ---------------------
Loss", as defined in the Lease, after the date hereof and before the Closing Date, Seller shall nonetheless sell such Unit of Equipment hereunder, and any Stipulated Loss Value (as defined in the Lease) payable under the Lease with respect thereto shall be paid to Purchaser. Purchaser shall, subject to the rights of Fleet, receive the rent payable under the Lease after March 1, 2003.
     2.     REPRESENTATIONS  AND  WARRANTIES  OF  SELLER.  Seller represents and
            --------------------------------------------
warrants  to  Purchaser  that:
     2.01     Concerning the Lease.   Seller has made no prior assignment of its
              --------------------
rights under the Lease (except under the Financing Documents), and such interest is owned and held by Seller free from any liens, claims, encumbrances, security interests, set-offs, counterclaims and other defenses (collectively, "Liens"), except for the Liens evidenced by the Financing Documents, the Lease and Liens permitted by the Lease or which Lessee is obligated to discharge under the Lease (collectively, "Permitted Encumbrances"). Seller has not breached any of the provisions of the Lease applicable to Seller. Seller has delivered to Seller true correct and complete copies of the Lease and all amendments thereto, together with all currently effective waivers and consents relating thereto No approval or consent of any governmental body or authority or any other party is necessary for the execution, delivery and performance by Seller of this Agreement, the Bill of Sale or the Assignment of Lease. Seller is not aware of any existing Event of Default under the Lease, or an event that with the passage of time, the giving of notice, or both, would become an Event of Default. Seller isn't insolvent. No amounts due after the date hereof under the Lease have been prepaid, except for rent due on or about March 1, 2003. To Seller's knowledge all property, sales and other taxes due with respect to the Equipment have been paid, except for taxes not yet due or which are being contested by action taken in good faith.
2.02     Equipment and Title.  Seller has no knowledge of any Event of Loss with
         -------------------
respect to the Equipment or of any condition or event which, upon the giving of notice or the lapse of time, or both, would constitute an Event of Loss. Seller owns, and by the Bill of Sale and the Assignment of Lease shall transfer to Purchaser, good and marketable title to the Equipment and all of the rights of the lessor under the Lease and all of the other Assigned Documents free and clear of all Liens other than Permitted Encumbrances.
2.03     Notices.  Seller  has  not  received  any  notice from any governmental
         -------
authority that any investigation has been commenced or is contemplated respecting any failure of the Equipment or the Lease to comply with any laws, rules, regulations or orders.
2.04     Documents  Furnished.  Seller  has  delivered  to  Purchaser  true  and
         --------------------
correct copies of the Lease, the Amendment and the other Assigned Documents. Seller is not a party to, and does not have any obligations in respect of any option or residual sharing agreement, residual guarantee or insurance agreement, remarketing agreement or deferred fee agreement, whether denominated as such an agreement or not, with respect to any of the Equipment.
2.05     Organization  and  Existence.  Seller is a corporation duly and validly
         ----------------------------
organized  and  existing  under  the  laws  of  the  State  of  Illinois.
2.06     Power and Authority.  Seller has the power and authority to execute and
         -------------------
deliver or accept, as the case may be, this Agreement, the Bill of Sale, the Assignment of Lease, the Financing Assignment and the other documents, instruments and agreements to be executed by it pursuant to this Agreement (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder.
2.07     Authorizations.  The  execution and delivery or acceptance, as the case
         --------------
may be, of this Agreement and the other Transaction Documents executed or to be executed by Seller and the performance by Seller, when due, of its obligations hereunder and thereunder, have been duly authorized by all necessary action of Seller and do not and will not violate or conflict with, or, with or without the giving of notice, the passage of time or both, constitute a default under, or result in any Lien on the Equipment or the Lease under, any provision of Seller's instruments of organization, any law, order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority, or any agreement or other document or instrument to which Seller is a party or by which Seller is, or may be, bound, except in each case for Permitted Encumbrances.
     2.08     Enforceability.  This  Agreement  and  the  other  Transaction
              --------------
Documents executed or to be executed by Seller constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except for the condition that enforceability of the Transaction Documents may be (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and decisions affecting creditors' rights generally and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     2.09     Litigation.  There  is  no litigation, proceeding or investigation
              ----------
pending or, to the knowledge of Seller, threatened, against or involving Seller or its assets or properties that, either individually or in the aggregate, if adversely determined, would prohibit or materially frustrate the consummation by Seller of the transactions contemplated in the Transaction Documents or the Lease. There are no outstanding judgments, decrees or orders of any court or any governmental authority against Seller or affecting Seller's ability to transfer the Lease or the Equipment to Purchaser.
2.10     Brokers.  No  person  or  entity  acting  on  behalf  of  Seller or any
         -------
affiliate thereof is or will be entitled to any brokerage fee, commission, finder's fee or financial advisory fee, directly or indirectly, in connection with the transactions contemplated in the Transaction Documents.
2.11     CONDITION  OF  EQUIPMENT.  THE SALE OF THE EQUIPMENT AND THE ASSIGNMENT
         ------------------------
OF THE LEASE IS ON AN "AS-IS WHERE-IS" BASIS AND WITHOUT RECOURSE TO SELLER AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DESIGN, QUALITY OR CONDITION OF ANY OF THE EQUIPMENT, THE LEASE, THE LESSEE OR ANY OTHER MATTER RELATING THERETO EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. SELLER DISCLAIMS ANY WARRANTIES (EXPRESS OR IMPLIED) WITH RESPECT TO THE EQUIPMENT'S CONDITION, DESIGN, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND BY ITS ACCEPTANCE OF THE BILL OF SALE, PURCHASER EXPRESSLY RELIEVES AND EXONERATES SELLER OF ANY RESPONSIBILITY FOR THE EQUIPMENT'S CONDITION, DESIGN, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE.
     3.     REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER.
            -----------------------------------------------
Purchaser  represents  and  warrants  to,  and  agrees  with, Seller as follows:
     3.01     Organization  and  Existence.  Purchaser is a corporation duly and
              ----------------------------
validly organized and existing under the laws of the State of California and is duly qualified to own its properties and carry on its business in each jurisdiction where the failure to be so qualified would be materially adverse to Purchaser or its business.
3.02     Power  and Authority.  Purchaser has the power and authority to execute
         --------------------
and deliver or accept, as the case may be, this Agreement and the other Transaction Documents to which it is a party and to pay and perform, when due, its obligations hereunder and thereunder.
3.03     Authorization.  The  execution and delivery or acceptance by Purchaser,
         -------------
as the case may be, of this Agreement and the other Transaction Documents executed or to be executed by Purchaser and the payment and performance by Purchaser, when due, of its obligations hereunder and thereunder, have been duly authorized by all necessary action of Purchaser and do not and will not violate or conflict with, or, with or without the giving of notice, the passage of time or both, constitute a default under any provision of Purchaser's instruments of organization, any law, order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority or any agreement or other document or instrument to which Purchaser is a party or by which Purchaser is, or may be, bound.
3.04     Enforceability.  This  Agreement  and  the  other Transaction Documents
         --------------
executed or to be executed by Purchaser constitute or will constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except for the condition that enforceability of the Transaction Documents may be (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and decisions affecting creditors' rights generally (including fraudulent conveyance or fraudulent transfer laws) and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     4.     CERTAIN  TAXES.  Seller  shall  pay  all income, sales, use, excise,
            --------------
property, employment, gross receipts, stamp, leasing and transfer or other similar taxes, if any, due as a result of Seller's ownership of the Equipment and receipt of rentals under the Lease during the term thereof accruing or paid before the Closing Date to the extent not required to be paid by the Lessee under the Lease. Purchaser shall be liable for and shall indemnify and hold harmless the Seller from and against any and all sales, use, excise, property, transfer, and other taxes and fees, levies, imposts, duties, charges, withholdings and assessments as they relate to the sale of the Lease or the Equipment hereunder or as a result of Purchaser's ownership of the Equipment and receipt of rentals under the Lease during the term thereof accruing or paid on or after the Closing Date; provided, however, that Purchaser shall not have any
                            --------  -------
liability for indemnification under this Section 4 for any net income taxes, gross receipts taxes or similar taxes on income, capital, net worth, retained earnings or investments of Seller.
     5.     INDEMNIFICATION.
            ---------------
     5.01     Indemnification  by Seller.  Seller agrees to indemnify Purchaser,
              --------------------------
and to protect, defend and hold Purchaser harmless, from and against any and all loss, cost, damage, injury or expense, including, without limitation, reasonable attorneys' fees, whensoever and howsoever arising, which Purchaser may incur for, or by reason of, (i) the untruthfulness of any of the warranties or representations of Seller contained in any of the Transaction Documents or any other document delivered pursuant hereto, (ii) a breach by Seller of any of the warranties or agreements of Seller contained in any of the Transaction Documents or any other document delivered pursuant hereto, or (iii) any claim in any way relating to or arising or alleged to arise out of the Lease or the ownership of the Equipment on or prior to the Closing Date (except to the extent subject to indemnification in favor of Purchaser under the Lease).
5.02     Indemnification  by  Purchaser.  Purchaser  agrees to indemnify Seller,
         ------------------------------
and to protect, defend and hold Seller harmless, from and against any and all loss, cost, damage, injury or expense, including, without limitation, reasonable attorneys' fees, whensoever and howsoever arising, which Seller may incur for, or by reason of, (i) the untruthfulness of any of the warranties or representations of Purchaser contained in any of the Transaction Documents or any other document delivered pursuant hereto, or (ii) a breach by Purchaser of any of the warranties or agreements of Purchaser contained in any of the Transaction Documents or any other document delivered pursuant hereto, or (iii) any claim in any way relating to or arising or alleged to arise out of the Lease or ownership of the Equipment after the Closing Date (except to the extent subject to indemnification in favor of Seller under the Lease).

     6.     MISCELLANEOUS.
            -------------
     6.01     Brokerage  Fees.  Seller represents and warrants to Purchaser that
              ---------------
Seller has not engaged any third party broker to which fees are payable in connection with the transactions referred to herein. Purchaser represents and warrants to Seller that Purchaser has not engaged any third party broker to which fees are payable in connection with the transactions referred to herein.
6.02     Transaction  Costs  and  Legal  Fees.  Seller  and Purchaser shall bear
         ------------------------------------
their own expenses, including, but not limited to, expenses for outside counsel in connection with the transactions contemplated by this Agreement. The fees and expenses of Alvord & Alvord shall be paid by Purchaser.
6.03     Survival.  The  representations,  warranties and agreements made herein
         --------
or in any document delivered pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein. The representations and warranties of each party set forth herein shall be deemed to be repeated and restated hereby on the Closing Date as if made on such date.
6.04     Successors  and  Assigns.  This  Agreement  shall  be binding upon, and
         ------------------------
inure to the benefit of, the parties hereto and their respective successors and assigns.
6.05     Notices.  Any  notice,  request  or  other  communication  required  or
         -------
permitted to be given under any of the provisions of this Agreement shall be given in writing and shall be deemed given the date the same is actually received by the party to whom it is addressed, provided that if such notice is mailed by certified or registered mail, return receipt requested, postage prepaid and addressed to the party for which it is intended, such mailed notice shall be deemed received 3 days after the mailing date. All notices shall be sent to the parties at the addresses set forth on the first page of this Agreement, together with a copy to one additional addressee as may be requested by notice given hereunder, or at such other address as either party may hereafter  designate  to  the  other  in  a  like  notice.
     6.06     Total  Agreements.  This  Agreement,  including  the Exhibits, and
              -----------------
other agreements referred to herein, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties relating to the subject matter hereof, cannot be changed or terminated orally, and shall be deemed effective as of the date it is executed and delivered by the parties hereto.
     6.07     Governing  Law.  This  Agreement  shall  be  governed  by  and
              --------------
interpreted under the laws of the State of Illinois applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws thereof.
6.08     Captions.  Captions  used  herein  are  inserted for reference purposes
         --------
only  and shall not affect the interpretation or construction of this Agreement.
6.09     Counterparts.  This  Agreement  may  be  executed  in  one  or  more
         ------------
counterparts,  each  of  which  shall  be  deemed  an original, but all of which
         -
together shall constitute one and the same agreement. Delivery by telecopy by a party of a copy of an executed counterpart hereof shall constitute execution and delivery hereof by such party.
6.10     Severability.  The  invalidity  or unenforceability of any provision of
         ------------
this Agreement shall not affect the validity or enforceability of any other provison.